Exhibit 3.169

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “WBPI HOLDINGS LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE THIRTIETH DAY OF MAY, A.D. 2002, AT 4 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “MUSICNOTES HOLDINGS LLC” TO “WBPI HOLDINGS LLC”, FILED THE ELEVENTH DAY OF JUNE, A.D. 2002, AT 9:30 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY.

	[SEAL]	/s/ Harriet Smith Windsor
		Harriet Smith Windsor, Secretary of State

3530749 8100H		AUTHENTICATION:	2877049

040036691		DATE:	01-16-04

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:00 PM 05/30/2002
020345439 – 3530749

CERTIFICATE OF FORMATION

OF

MUSICNOTES HOLDINGS LLC

1.             The name of the limited liability company is

Musicnotes Holdings LLC

2.             The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Musicnotes Holdings LLC this 30th day of May, 2002.

/s/ Janice Cannon
Janice Cannon
Authorized Person

CERTIFICATE OF AMENDMENT

OF

MUS1CNOTES HOLDINGS LLC

1.             The name of the limited liability company is Musicnotes Holdings LLC.

2.             The Certificate of Formation of the limited liability company is hereby amended as follows:

Article 1 of the Certificate of Formation of the limited liability company is hereby amended by striking out the whole of Article 1 thereof as it now exists and inserting in lieu and instead thereof a new Article 1 to read in its entirety as follows:

“1.           The name of the limited liability company is

WBPI Holdings LLC.”

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Musicnotes Holdings LLC this 6th day of June, 2002.

MUSICNOTES HOLDINGS LLC

	By	/s/ Janice Cannon
	Name:	Janice Cannon
	Title:	Assistant Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:30 AM 06/11/2002
020373391 – 3530749